Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

BlueLinx Holdings Inc.
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 28, 2016, relating to the consolidated financial statements of BlueLinx Holdings Inc. and subsidiaries, and the effectiveness of BlueLinx Holdings Inc. and subsidiaries’ internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended January 2, 2016.

/s/ BDO USA, LLP

Atlanta, Georgia
June 3, 2016